UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-1 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Critter College, Inc.
(Name of small business issuer in its charter)

Delaware	6100	45-2827647
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

271 Serenity Place
Newport, Virginia 24128
540-641-0159 telephone
(Address and telephone number of registrant's principal executive offices and principal place of business)

Hunt Keith
Chief Executive Officer
271 Serenity Place
Newport, Virginia 24128
540-641-0159 telephone
 (Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq
PHONE 323-799-1342
jillian@jilliansidoti.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.0001	11,203,085	$0.02	$224,061.70	$64.19
Common Stock to be issued, par value $.0001	1,000,000	$0.02	$20,000	$5.73
Total	12,203,085	$0.02	$244,061.70	$69.92
_________________
(1)	Registration fee has been paid via Fedwire.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED _______________

PRELIMINARY PROSPECTUS

American Critter College, Inc.

12,203,085 Shares of Common Stock
Price per share: $0. 02

The selling shareholders named in this prospectus are offering 11,203,085 shares of common stock in addition to the 1,000,000 the Company is issuing . The selling stockholders are selling shares of common stock covered by this prospectus for their own account and will receive $.02 per share sold in this offering and may receive up to a total of $224,061.70 in the aggregate if the entire offering is sold.   There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.   There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $ 4,192 for the next 12 months   to our offering expenses of approximately $3,812. We will need to raise additional funds in order to cover these expenses. In order to provide for listing requirements, we will need to raise additional capital either from this offering or from loans from our officers and directors of which there is no guarantee.

The selling shareholders of American Critter College, Inc. are underwriters. The 11,203,805 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $.02 for the duration of this offering.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2012 and 2013 financial statements related to the substantial doubt in our ability to continue as a going concern.

The sales price to the public is fixed at $0. 02 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board or some exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page  4 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Table of Contents

Prospectus Summary	1
Summary Financial Data	3
Risk Factors	4
Use of Proceeds	8
Dilution	9
Selling Security Holders	11
Plan of Distribution and Terms of the Offering	13
Legal Proceedings	14
Director, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	16
Interest of Named Experts and Counsel	17
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
Description of Business	18
Reports to Stockholders	22
Management’s Discussion and Analysis	23
Facilities	25
Certain Relationships and Related Party Transactions	25
Market for Common Equity and Related Stockholders Matters	25
Dividends	25
Executive Compensation	26
Reports to Security Holders	27
Index to Financial Statements	F-1
Report of Independent Certified Public Accountant	F-2
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Changes in Stockholders’ Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-11

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “American Critter College,” and “ACC” refer to American Critter College, Inc.

American Critter College, Inc. is a development stage company incorporated in the State of Delaware in March of 2011.

ACC’s address and phone number is:
American Critter College, Inc.
271 Serenity Place
Newport, Virginia 24128
540-641-0159 telephone

Operating History

American Critter College, Inc. is a recently incorporated development stage company with no operating results to date other than organizational activities. The purpose of the company is to develop a number of ACC locations in the southeast United States, where our trainers will instruct dog owners the proper methods of training their pets, and help establish a clear line of communication between dog owners and their pets. To date, operations have been on an extremely limited basis.

Under the application of Rule 405 under Regulation C, we are considered to be a Shell Company as we (a) have nominal operations at this time and (b) have nominal assets.

Company Assets

ACC’s principal assets (“Assets”) consisted of cash totaling $ 4,912 as of December 31, 2013 and its website at www.americancrittercollege.com .

Company Cash Flow

The Company has cash assets derived from a private placement of its stock.   For the period from its inception through the period ending December 31, 2013, the Company had Gross Revenues of $0. From inception to the period ending December 31,2013 , the Company had Total Operating Expenses of $ 83,816 , Net Loss of $83,816, Total Current Assets of $4,912, Total Assets of $4,912, Total Current Liabilities of $0, and Total Stockholders’ Equity (Deficit) of $4,912.

Future Assets and Growth

Previously, we expected to open brick and mortar centers but have since decided to focus on our web based training and products. We believe to carry out our business successfully, we will need approximately $50,000.

The Company has developed its website and has started marketing its products and services. Over the next year we will continue to develop our marketing strategy and web presence at www.americancrittercollege.com . We hope to position ourselves uniquely in the marketplace, offering not simply the training of each client’s dog, but empowering each individual pet owner with the know-how to train his or her own pet. The Company had a Net Loss of $ 83,816 for the period from March 30, 2011 to December 31 , 2013 and a Net Loss of $4,217 for the nine months ended December 31, 2013. The Company anticipates it will operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated operating costs for the development of our marketing plan and legal, accounting, and Transfer Agent services. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from existing assets will be adequate to maintain our businesses.

We bring a fresh perspective into the marketplace for pet owners seeking a way to train their animals as the typical business model for pet obedience training involves teaching the pet owner how to train their pet rather than the typical arrangement where pet owners drop their pets off at an obedience training facility. We hope that this will differentiate us from our competition within the pet training market. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its services.

The Company currently has two managers, Hunt Keith and Mark N. Radford.   However, Mr. Keith is involved in other businesses and Mr. Radford currently holds a full-time position at another company and does not dedicate to himself to the Company on a full-time level. Neither Mr. Keith nor Mr. Radford intend to devote more than 20 hours per month to the Company in these early stages.   Both Mr. Keith and Mr. Radford have limited experience in our industry and developing a company devoted to pet obedience training.

Terms of the Offering

Currently, there are 11,203,085 issued and outstanding shares of common stock. Upon completion of this offering, there will be 12,203,085 issued and outstanding shares of common stock.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0. 02 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be registered, however there is no guarantee that the shares will be liquid as there may never be a market for the securities offered herein. $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception March 30, 2011 through March 31, 2013 and for the period ended December 31, 2013 are derived from our audited and unaudited financial statements, respectively.

	At December 31, 2013	At March 31 , 2013

TOTAL ASSETS	4,192	9,129

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	0	0

TOTAL LIABILITIES	0	0

TOTAL STOCKHOLDERS’ EQUITY	4,192	9,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	4,192	9,129

	For period nine months ended December 31, 2013	For the period March 30, 2011 (inception) through December 31 , 2013

Net Expenses	$(4,217)	$(83,816)

Net Loss	(4,217)	(83,816)

Earnings per share of common stock – Basic	0	0

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We will retain our emerging growth status for 5 years or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1). Please refer to “Management’s Discussion and Analysis – Critical Accounting Policies” for a further discussion of this exemption.

RISK FACTORS

Investors in American Critter College should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the company has not yet developed its website or any products and that substantial development work will be required to develop them.

We are significantly dependent on our primary officer and director, who has limited experience. The loss or unavailability to American Critter College of Mr. Keith’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Hunt Keith, our Chief Executive officer and director. It would be difficult to replace Mr. Keith at such an early stage of development of American Critter College. The loss by or unavailability to American Critter College of Mr. Keith’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Keith could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Keith, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Keith we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Keith and Mr. Radford have limited experience in framing a pet behavioral training company. The lack of experience in framing a pet behavioral training business could limit or eliminate your return on investment.

As a result of our reliance on Mr. Keith and Mr. Radford and their lack of experience in developing a pet behavioral training company, our investors are at risk in losing their entire investment. Mr. Keith and Mr. Radford intend to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Keith and Mr. Radford to make the appropriate management decisions.

Mr. Keith and Mr. Radford are involved with other businesses and do not devote their expertise to the Company on a full-time basis there can be no assurance that either party will continue to provide services to us. Mr. Keith’s and Mr. Radford’s limited time devotion of less than 20 hours per month each to American Critter College could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Keith and Mr. Radford are both currently involved in other businesses, which have not, and are not expected in the future to interfere with either’s ability to work on behalf of our company. Mr. Keith and Mr. Radford may in the future be involved with other businesses and there can be no assurance that either will continue to provide services to us. Mr. Keith and Mr. Radford will devote only a portion, less than 20 hours per month, of their time to our activities. Although Mr. Keith and Mr. Radford face time devotion conflicts, none of any of Mr. Keith’s or Mr. Radford’s other businesses present conflicts of interests with the Company and Mr. Keith nor Mr. Radford will not be faced with choosing to allocate business opportunities between the Company and their other companies.

Because of market pressures from competitors with more resources, we may fail to implement our business model profitably.

We are looking to develop a business through which pet owners can be taught to train their pets. We hope that this will set us apart from competition, which is mostly comprised of conventional pet training facilities.   However, most of our competitors will have more resources at their disposal as they will be better established in the marketplace. Our ability to compete depends on many factors beyond our control, including the timing and acceptance of our model as an alternative to the conventional pet training model.

Because we are a reporting company in an industry largely comprised of non-reporting companies, we face a competitive disadvantage.

As we will be a reporting company under the Securities Act, we will face higher costs and regulatory hurdles than many of our competitors, which will put us at a competitive disadvantage in that manner.

We are dependent on the popularity of consumer acceptance of a training model that focuses on teaching the owner to train the pet.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of a training model that focuses on teaching the owner to train the pet rather than the current model of bringing pets in for direct training by experienced trainers.

We are dependent on the popularity of consumer acceptance in training pet owners on how to train their own dog, as well as helping to establish clear lines of communication between the dog and its owner to pay fees for the opportunity of being empowered as their pet’s new trainer.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of raining the owners on how to train the dog, as well as help to establish clear lines of communication between the dog and its owner. Establishing clear communication with the dog and understanding the dog's physical, and social, behavior is the most fundamental of the lessons to learn. Our ability to sell training packages will rely highly on consumers’ acceptance and use of our training system.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs related to the opening of an online training portal and products which is intended to generate revenue from sales of dog training classes and product sales, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding , as much as $50,000. We expect to spend this money on marketing efforts, development of our ecommerce website, training content for sale and to attract customers to our website, for salaries and wages for administrative help and services. Additional proceeds may be needed in order to fully implement our business plan if we are unable to sell all of our stock . Since our officers and directors are not taking compensation for their time or talents, we will be able to deploy a modest website with our current resources, but will need to raise additional capital to fully implement our business plan.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12 , and after such registration we will continue such reporting as a registered company. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We may be considered a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet developed our website. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay approximately $3,812 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

The selling shareholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

Our officers make up our entire board of directors, and therefore they can set their own compensation.

Because the same people make up the officers and the board of directors here are no internal controls in place to prevent the board of directors from setting unreasonable compensation for themselves in their capacities as officers.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We will, however, receive proceeds from the sale of approximately 1,000,000 shares if we are successful in selling such shares. We expect to spend such proceeds in the following manner.

	10%	25%	50%	75%	100%
Total Proceeds	$2,000	$5,000	$10,000	$15,000	$20,000
Less: Offering Expenses
Accounting (1)	$2,000	$3,500	$3,500	$3,500	$3,500
Legal (2)	$0	$0	$0	$0	$0
Copying	$0	$300	$300	$300	300
SEC & State Filing Fees	0	12	12	12	12
Net Proceeds from Offering	$0	$1,188	$6,188	$11,188	$16,188
Use of Net Proceeds
Website Development	$0	$0	$1,500	$2,500	$5,000
Supplies and Assets	$0	$500	$1,000	$1,500	$2,500
Marketing	$0	$0	$1,500	$5,000	$5,000
Accounting	$0	$0	$1,000	$1,000	$2,500
Working Capital (3)	$0	$618	$1,118	$1,188	$1,188
Total Use of Net Proceeds	$0	$1,188	$6,188	$11,188	$20.000

(1)
Our accounting expenses, which we expect to be approximately $3,500 to complete this offering. Unless we raise a minimum of $10,000 we will continue to owe these expenses and will remain a company liability.

(2)	Our attorney has agreed to be compensated in restricted stock amounting to $10,000.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of December 31, 2013, American Critter College’s net tangible book value was $4,192, OR $.0004 per share of common stock. Net tangible book value is the aggregate amount of American Critter College’s tangible assets less its total liabilities. Net tangible book value per share represents American Critter College’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000 ,000 shares at an offering price of $. 02 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $ 3 ,812 ACC’s net tangible book value as of the closing of this offering would increase from $. 0004 to $. 001 per share. This represents an immediate increase in the net tangible book value of approximately $. 00095 per share to current shareholders, and immediate dilution of about $. 019 per share to investors, as illustrated in the following table:

Public offering price per share of common stock	$	. 02
Net tangible book value per share prior to offering.		$0.0004
Increase per share attributable to new investors..		$0.00095
Net tangible book value per share after offering		$0.001
Dilution per share to new investors		$0.019
Percentage dilution.		94%

The following assumes the sale of 75% of the shares of common stock in this offering. As of June 30, 2012, American Critter College’s net tangible book value was $4,192, OR $.0004 per share of common stock. Net tangible book value is the aggregate amount of American Critter College’s tangible assets less its total liabilities. Net tangible book value per share represents American Critter College’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $.02 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,812 ACC’s net tangible book value as of the closing of this offering would increase from $.0004 to $.001 per share. This represents an immediate increase in the net tangible book value of approximately $.00095 per share to current shareholders, and immediate dilution of about $.019 per share to investors, as illustrated in the following table:

Public offering price per share of common stock	$.02
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.00095
Net tangible book value per share after offering	$0.001
Dilution per share to new investors	$0.019
Percentage dilution	94%

The following assumes the sale of 50% of the shares of common stock in this offering. As of December 31, 2012, American Critter College’s net tangible book value was $4,192, OR $.0004   per share of common stock. Net tangible book value is the aggregate amount of American Critter College’s tangible assets less its total liabilities. Net tangible book value per share represents American Critter College’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $.02 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,812, ACC’s net tangible book value as of the closing of this offering would increase from $.0004 to $.001 per share. This represents an immediate increase in the net tangible book value of approximately $.0095 per share to current shareholders, and immediate dilution of about $.019 per share to investors, as illustrated in the following table:

Public offering price per share of common stock	$.02
Net tangible book value per share prior to offering	$0.001.0004
Increase per share attributable to new investors	$0.00200095
Net tangible book value per share after offering	$0.0031
Dilution per share to new investors	$0.047019
Percentage dilution	.94%

The following assumes the sale of 25% of the shares of common stock in this offering. As of December 31, 2012, American Critter College’s net tangible book value was $4,192, OR $.0004 per share of common stock. Net tangible book value is the aggregate amount of American Critter College’s tangible assets less its total liabilities. Net tangible book value per share represents American Critter College’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 250,000 shares at an offering price of $ .02 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $ 3,812, ACC’s net tangible book value as of the closing of this offering would ,   remain at $. 0004 per share. This represents immediate dilution of about $. 019 per share to investors, as illustrated in the following table:

Public offering price per share of common stock	$.02
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.00
Net tangible book value per share after offering	$0.0004
Dilution per share to new investors	$0.019
Percentage dilution	98%

The following assumes the sale of 10% of the shares of common stock in this offering. As of December 31, 2012, American Critter College’s net tangible book value was $13,196, OR $.0004 per share of common stock. Net tangible book value is the aggregate amount of American Critter College’s tangible assets less its total liabilities. Net tangible book value per share represents American Critter College’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 100,000 shares at an offering price of $.02 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,812, ACC’s net tangible book value as of the closing of this offering would decrease from  $.0004 to .0002 per share. This represents an immediate decrease in the net tangible book value of approximately $.0002 per share to current shareholders, and immediate dilution of about $.0199 per share to investors, as illustrated in the following table:

Public offering price per share of common stock	$.02
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.00
Net tangible book value per share after offering	$0.0002
Dilution per share to new investors	$0.02
Percentage dilution	98%

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 11 ,203,085 shares of our common stock of which 1,603,085 shares are held by 35 shareholders of our common stock which sold in our Regulation D offering completed on October 31, 2011. The remaining 9,600,000 were sold at a price of $.0001 per share to various insiders, consultants, family members, and our officer.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of   March 19, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

The table below assumes the sale of the 12,203,085 shares offered in this prospectus at an assumed initial public offering price of $. 02 per share and before any deduction of estimated offering expenses. The 11,203,085 shares held by current stockholders being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are not obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Shareholder Name	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering
Kathryn Ann Layton (1)	60,000	0
Alex Ray Layton (1)	60,000	0
Stephanie Ray Layton	60,000	0
Brendan James Layton	60,000	0
David Ross Walker	60,000	0
Melody Keith	60,000	0
Melanie Radford	60,000	0
Andrew Radford	60,000	0
Catharine Radford	60,000	0
Brittany Radford (2)	60,000	0
Alexander Radford (2)	60,000	0
Amanda Staley	60,000	0
Daniel Fraser	120,000	0
Darice Fraser	120,000	0
Jill Rowe Polhemus	60,000	0
Jonathan R. Rowe	60,000	0
Hannah Coulter	126,267	0
Chris Fraser	120,000	0
Coleen Craig (3)	10,000	0
Carl Craig (3)	10,000	0
Nathan Critz (4)	10,000	0
Jennifer Critz (4)	10,000	0
Rochelle Kempf	176,768	0
Michael Olsson (5)	5,000	0
Teresa Olsson (5)	5,000	0
Dave Temple	5,050	0
Kotaya Griffin	5,000	0
Teresa Garvin (7)	5,000	0
Stephen Keller Jr.	5,000	0
Dianne Keller (6)	5,000	0
Forrest Garvin (7)	5,000	0
J. Stephen Keller (6)	5,000	0
John Lewis (8)	5,000	0
Paige Lewis (8)	5,000	0
George Critz III (9)	5,000	0
Ashland Global (10)	2,040,000	0
Sternberger Holden, LLC (11)	720,000	0
Cobblestone Group (12)	480,000	0
Robert Fraser	720,000	0
HR King (13)	720,000	0
Sagacity Investments, LLC (14)	720,000	0
Hunt Keith (15)	240,000	0
Winchester Investments (16)	1,080,000	0
Dayna Critz (9)	2,880,000	0
TOTAL	11,203,085	0

(1)	These shareholders are married and thus, beneficially own each other’s shares.

(2)	These shareholders are married and thus, beneficially own each other’s shares.

(3)	These shareholders are married and thus, beneficially own each other’s shares.

(4)	These shareholders are married and thus, beneficially own each other’s shares.

(5)	These shareholders are married and thus, beneficially own each other’s shares.

(6)	These shareholders are married and thus, beneficially own each other’s shares.

(7)	These shareholders are married and thus, beneficially own each other’s shares.

(8)	These shareholders are married and thus, beneficially own each other’s shares.

(9)	These shareholders are married and thus, beneficially own each other’s shares.

(10)	The Director of Ashland Global is Mark Radford

(11)	The Managing Member of Sternberger Holder is Steve Critz

(12)	The Manager of Cobblestone Group is Ken Chapman

(13)	The Manager of HR King, LLC is Marsha Rowe

(14)	The Manager of Sagacity Investments is Anna Rubin

(15)	Hunt Keith is our CEO and President

(16)	The Manager of Winchester Investments is Dave Utley

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0. 02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board. There can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0. 02 until a market develops for the stock. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to ensure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act   of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $ 3,812 .

As a result of these common shares being registered under the Securities Act, selling shareholders who subsequently resell the shares to the public themselves are underwriters with respect to the common shares for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling shareholders regarding such liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	Age	Title

Hunt Keith	45	President, Chief Executive and Financial Officer, Director
Mark N. Radford	52	Vice President, Director

Duties, Responsibilities and Experience

Hunt Hardinge Keith, President, CEO and Treasurer

Mr. Hunt graduated from University of South Carolina in 1973 with a BS degree in Business Management .After graduation he went to work for Keith Clothing Stores, Inc. a family owned business in ladies apparel. He started in sales and purchasing and worked his way up to General Manger. He expanded the business by developing multiple locations in South Carolina with 45 employees, oversaw the financial operations, purchasing and marketing including the training of store managers, merchandise buyers and sales personnel. Mr. Hunt returned to the University of South Carolina in 1993 to continue his education and obtained a BS degree in Nursing in 1996. From 1996 to 1998 Mr. Hunt was employed by the Department of Health and Environmental Control in Sumter, SC as a Home Health Nurse. In 1998 he decided to pursue a career in the pharmaceutical industry and was employed by the Pharmacia Corporation until 2002 as a sales representative in Florida. In 2003 he worked for Medpointe Pharmaceuticals as a sales representative in Virginia. In 1993 to present he has been employed as a sales representative in Roanoke, Virginia for Boehringer Ingelheim Pharmaceuticals. For the past

Mark N. Radford, Vice President and Director

Mr. Radford graduated from Sheridan College in 1993 with a degree in Electronics. He worked for various companies in the Oil and Gas industry in Calgary Alberta Canada while continuing his education and obtained a degree in business management with honors from the Canadian Association for Production and Inventory Control (CAPICS) in 1998. During the time he attended CAPICS he held various management positions with companies in electronics manufacturing. Mr. Radford also obtained a Masters degree in Project Management from George Washington University in 2000 and a degree in Business management for Tabasco University in 2004. From 2008 to 2013, Mr. Radford was employed by as a Materials and Quality Control Manager for Control Innovations, Inc . In April 2013, he accepted a position as a Supply Chain Manager for Strata Energy Services .

Mr. Keith is the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 12,203,085 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Ashland Global (2)	2,040,000	16.7%	0%
Sternberger Holden, LLC (3)	720,000	5.9%	0%
Robert Fraser	720,000	5.9%	0%
HR King (4)	720,000	5.9%	0%
Sagacity Investments, LLC (5)	720,000	5.9%	0%
Winchester Investments (6)	1,080,000	8.9%	0%
Dayna Critz	2,880,000	23.6%	0%
Hunt Keith, President, CEO, and Treasurer	5,000	0.041%	0%
All Directors and Officers as a group	5,000	0.041%	0%
All Directors, Officers and Principal Stockholders as a group	2,045,000	16.741%	0%
_____________
(1)	The address of each shareholder is care of American Critter College, Inc., 271 Serenity Place Newport, Virginia 24128, unless otherwise stated.
(2)	The Director of Ashland Global is Mark Radford
(3)	The Managing Member of Sternberger Holder is Steve Critz
(4)	The Manager of HR King, LLC is Marsha Rowe
(5)	The Manager of Sagacity Investments is Anna Rubin
(6)	The Manager of Winchester Investments is Dave Utley

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.0001 par value per Share Common Stock.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 11,203,085 common shares issued and outstanding.   We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are currently authorized to issue 10,000,000 shares of preferred stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter   bulletin board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Bongiovanni and Associates to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Previously, our financial statements were audited by Stan Jeong-Ha Lee, CPA (“Lee”) . On June 19, 2013, Mr. Lee’s PCAOB firm registration was revoked. Since then, we have not had contact with Mr. Lee.  Lee's reports on our financial statements from inception to the date of his registration revocation did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles, and Lee did not issue a report on our financial statements for the year ended March 31, 2012.   Lee’s audit reports for the period from inception to June 30, 2012 contained an explanatory paragraph in respect to uncertainty as to our ability to continue as a going concern.

From inception to Lee’s revocation of registration on June 19, 2013, we had no disagreements with Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Lee's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

We have provided Lee with a copy of the disclosures made in our amended Registration Statement prior to the time our amended Registration Statement was filed with the Securities and Exchange Commission. We requested that Lee furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with our statements made in this Report.

Jillian Ivey Sidoti will be paid 10,000 shares of stock for services rendered relating to this S-1 registration statement.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of American Critter College will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

American Critter College is a development stage company incorporated in the State of Delaware in March 2011. We were formed to engage in the business of instructing owners the appropriate techniques to train their dog, and help establish a clear line of communication between dog and owner. During our initial year of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Our model is unique in that instead of our instructors directly training the dog, the instructor will focus on teaching the owner how to train his or her dog and help establish a clear line of communication between the dog and its owner – which is fundamental to maintaining dog obedience. By utilizing this unique strategy, ACC seeks to develop long-term, satisfied customers, to whom it may continue to enrich with methods of understanding and training their dogs.

With this offering, we are attempting to   Build our website as the place for dog training services. We intend on delivering our services through videos and downloadable instruction manuals. We also intend on selling other pet supplies and products from our site and generating revenue not just from selling our services but from also product sales and potential google adwords.

Milestones

In the next 12 months we plan to take the following steps:

March 2014 – Continue with the S-1 registration process for our common stock

May 2014 – complete the S-1 registration process

May 2014 – Complete manuals for training. Written procedures and protocols for training academies to be established. We expect this to be a minimal cost as our CEO and certain consultants who have been paid in stock of the company will be providing these services .

Ongoing 2014 – Continue to focus efforts on establishing a web presence and social media presence . We have achieved this and have spent approximately $1,000 to date.

June 2014 – Create online training videos for download

June 2014 – Increase our online presence. Increase online marketing campaigns to attract potential customers interested in “at home” training and our training videos.

July2014 – Attend conferences, seminars, and other events that focus on pet care and services to market our site and services.

August 2014 – If possible and demand allows, increase hiring and number of classes.

We expect this will cost additional salaries and supplies. We hope to establish a virtual classroom to teach “live” training courses. We hope that cash flow from tuition revenue will cover these costs.

October2014 – Release proven training methods in a manual (print) and web form that have been in our training videos . Diaries and work logs to prove our training methods should be kept to this point.

November 2014 – Increase presence and relationships with kennels, shelters, veterinarians, and pet shops that could possibly sell our services to their customers. We have not yet developed a sales model for this.

Initially, we will focus on the build of our website. We have already started the site and it is currently launched. However, we believe that we need to invest a minimum of $5,000 on training videos, marketing, security, and optimization to truly realize the sites full potential. We may even budget for additional costs to add an experts forum.

We also will look to spend any proceeds on marketing the website via google adwords and attendance of “pet focused” conferences and events.

In the future, we expect to spend approximately $25,000, which we currently do not have, on building nationwide relationships with kennels, shelters, veterinarians, and pet shops to resell our services on our behalf. We have not yet developed this part of our plan.

Services

We expect to offer several different courses and levels of training for dogs. First and foremost, we will offer puppy training to new dog owners. With this, we will invite shelters to showcase dogs for adoption on our website. For each adoption we will offer one free puppy class with the hopes of having new owners return to our site for additional trainings.

We will offer also household training which involves the training of dogs and their owners on how to behave and insure proper dog behavior within a household setting. Training will include simple to advanced training techniques.

We expect our classes to range between $50 - $150 depending on the length and intensity of the class for anywhere between a four to eight week class. However, this will highly depend on the marketplace as well. We also intend on offering package deals for those dog owners that sign up for more than one class or several series of classes. We may also reach out to “community deal” sites and offer promotions which will reduce our revenues.

During our initial stages, we intend on offering three classes: puppy training, household training, and advanced training techniques. We do expect our classes to expand. We intend to expand our offerings from “taped” video classes to “live streaming” classes.

We expect to pay our instructors on a “per class” basis with one flat fee paid to the instructor for the duration of the class, regardless of attendance or sign ups. We expect to pay our instructors in accordance with their qualifications and experience. We intend to hire one instructor per class. The number of instructors we hire will highly depend on the number of classes we offer and the demand for our classes.

Executive Summary

American Critter College, Inc. is a development stage company incorporated in the State of Delaware on March 30, 2011, and we plan to open our first dog obedience school located in Charlotte, NC. American Critter College is unique in its approach to dog obedience. Instead of training the dog, American Critter College works on training the owners on how to train the dog, as well as help to establish clear lines of communication between the dog and its owner. Establishing clear communication with the dog, and understanding the dog's physical and social behavior is the most fundamental of the lessons to learn. American Critter College will leverage this strategy to develop long-term satisfied customers. Through the training philosophy and customer-centric business approach, American Critter College will consistently gain market share.

Objectives

The objectives for the first three years of operation include:

1.	To create a service-based company whose primary goal is to exceed expectations.
2.	To increase the number of clients by 20% a year.
3.	To develop a sustainable start-up business.

Mission

American Critter College's mission is to provide the finest dog training program available. We exist to attract and maintain customers. When we adhere to this maxim, everything else will fall into place. Our services will exceed the expectations of our customers.

Keys to Success

We believe that the key to success is providing a reasonably priced service that customer’s value. Our prices will be such that our service will be attractive to someone who wants to learn to train their pet but does not want to invest the kind of resources required to gain pet training certification. We will focus on the unique needs of each one of our customers. In order to facilitate an easier expansion when the appropriate time has arrived, we will develop a system that is easily replicated.

Company Summary

American Critter College is a Corporation based in Charlotte, NC. American Critter College will offer three different levels of obedience training. The training will occur in a group setting, or through private lessons.

Start-up Summary

American Critter College will incur the following start-up costs:

•	LCD Projector.
•	Computer system with a printer, CD-RW, Microsoft Office, QuickBooks Pro & Wi-Fi.
•	Stationery, Brochures, Business Cards.
•	Website.
•	Legal Expenses.
•	Insurance.
•	Office Furniture.
•	Training Props.
•	AKA Vendor Membership.
•	AKA Trade Show Registrations.
•	Trade Show Exhibit.
•	Copier.
•	Phone line, phone and answering machine.
•	Assorted leashes, toys, collars.
•	Training Manuals.
•	Commercial Lease.
•	Company Vehicle.
•	Vehicle Wrap.

These start up expenses will be financed through the sale of company stock to shareholders.

Services

American Critter College provides dog obedience classes for groups as well as individuals. American Critter College offers three different levels of classes:

•	Puppy Kindergarten: this class is used to teach dogs the basic commands, as well socialization skills. This course will have an introductory explanation of proper communication techniques.

•
Household Obedience Level 1: the goal of this class is to have all members of the family work with their dog in a positive and consistent manner. The family will be taught to establish a leadership relationship with the dog. Much of the curriculum uses the American Kennel Club's (AKC) Canine Good Citizen Test. This course will offer an intermediate level of communication techniques.

•
Household Obedience Level 2: this class will perfect the standard commands such as sit, down, stay, come, and leash walking. This level will also work on heeling, and will offer advanced communication techniques.

American Critter College courses are all based on a basic idea which can be summed up from a quote from R.D. Shaw, Chief Archaeologist for the Alaska Department of Natural Resources:   "If societies are judged by their systems of order, justice, land rights, and family, the kingdom of the wolf is one of the most sophisticated."

With this in mind, the courses are used to establish the pet owner's role as the leader of the pack. Our philosophy will be based around the belief that unless the owner establishes dominance, the animal will. Dominance is not punishment, dominance is the law of the pack. It is instinctively understood by all dogs and that by showing dominance to the dog in a very responsible, consistent way, you are setting the dog at ease because he/she knows their place in the pack and are at ease around you because they know that you are in control and you will protect them.

Competition

We will experience competition both from mom and pop dog obedience organizations as well as from bigger organizations such as Petco and Petsmart that offer large scale dog training in stores that offer more than just dog training such as grooming, supplies, food, and in some cases, veterinary facilities. We will also compete with local businesses. In Charlotte, NC specifically, there are multiple dog training facilities that offer training at homes, in homes and home kennels, at local parks, and in facilities. Furthermore, these businesses are established within the community and we will need to market to keep up and let ourselves known as a dog training facility.

Furthermore, many consumers of dog training have instead to self-teach training techniques from national teachers such as Cesar Milan, aka “the Dog Whisperer.” This type of “at home” training and their supplies offer an at home, inexpensive alternative to our plan. We will need to offer good hours, plenty of classes, and affordable pricing.

Finally, we will also compete with certified training facilities that offer certain certifications such as AKC certification for obedience (American Kennel Club) and certain certifications for therapy and guide dogs. We currently do not have plans to offer such services.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only two part-time employees: Hunt Keith, who is also our president and director , and Mark Radford, who is also our vice president and director. Other than the activities related to the Company, we look to Mr. Keith and Mr. Radford for their entrepreneurial skills and talents. It is Mr. Keith who provided us our business plan. For a discussion of Mr. Keith’s and Mr. Radford’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Keith and Mr. Radford will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Keith is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the ongoing development of our website .

Mr. Mark N. Radford is our Vice President and Director, however, currently holds a full time position and does not dedicate himself to our business on a full time level.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

American Critter College, Inc. a Delaware company, is a development stage company incorporated in the State of Delaware in March 2011. We were formed to engage in the business of instructing owners the appropriate techniques to train their dog, and help establish a clear line of communication between dog and owner. In March 2011, we commenced our planned principal operations, and therefore have no significant assets. To date, we solely developed our business plan and have built our website .

Since our inception in March 2011 to December 31, 2013 , we have not generated any revenues and have incurred a net loss of $83,816.   During the period ended December 2013 , we incurred operating expenses of $ 4,217.   We may sell additional shares in a private offering or other offering if we are unable to obtain funds from another source such as a shareholder loan. If sufficient funds cannot be raised, none of the Company’s plans may be implemented. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

For the period ended March 31, 2013 and for the nine months ended December 31, 2013

There were no revenues for the period from inception to March 31, 2013 nor for the period ended December 31, 2013 .

The company did not pay nor recognize any interest expense for the periods ended March 31, 2013 and December 31, 2013 .

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. To date, our attorney has provided services in exchange for a nominal fee, but there is no guarantee that this will continue and thus, we may be financial distressed because of the costs associated with being a public company. We will also incur fees for audits and reviews so that we can file the proper 10Q’s and 10K’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company has $ 4,912 in cash. The investigation of prospective financing candidates involves the expenditure of capital.   The Company will likely have to look to Mr. Keith or to third parties for additional capital.   There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

If Mr. Keith is unable to lend additional funds to the Company in the event that Company needs additional funds, we may need to deploy a plan to sell additional shares or look to a third party to lend funds to the Company. If the Company is to borrow funds from a third party, the terms and conditions of such a loan may not be on favorable terms. If we are unable to address our liquidity issues, there is a great chance that the Company will not have adequate funding to continue its business plan and will thus, fail.

We will require as much as $ 50,000 in order to to successfully build out and market our website, so long as we keep our operations to a minimum and are able to generate revenues.   We currently only have $ 4,912. Therefore, the cash currently available to us will not enable us to develop the business to the state in which it will optimally be able to generate revenues. If we are to generate revenues prior to needing any additional funding, we will immediately reinvest such revenues into further development our business and deployment of our business plan. We believe that the cash we have available will sustain us for approximately three (3) more months so long as we continuing operating in the manner that we are currently operating.

Our current burn rate is minimal with our only expenses being related to this offering. We expect our burn rate to be about $5,000 in relation to successfully marketing and building our online presence. These costs will include costs related to marketing, stock for product, website development and content development. In the future, we may elect to open brick and mortar training centers. If we decide to do this we expect that our   initial capital outlay for each location to be approximately $95,000.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity. As of December 31, 2013 , we have issued 9,600,000 shares of our common stock to various shareholders, in exchange for cash and services. Specifically, Ashland Global received 2,040,000 shares in exchange for services relating to our organization, and development or our business plan . Ashland also provided us with $204 in cash. Please see our “Stockholder Table” for more information on distributions of stock in exchange for services.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

FACILITIES

We currently maintain an office at 271 Serenity Place, Newport, Virginia 24128. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Keith, our primary officer and director, and our employee provides us a facility in which we conduct business on our behalf. Mr. Keith does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not currently require personnel other than Mr. Keith to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Keith, our primary officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mr. Keith is the primary officer, director, and promoter of American Critter College and developed the business plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded. 12,203,085 shares will be offered for sale in this offering pursuant to Rule 144. Currently, there are 35 shareholders in the Company.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;

•	earnings;

•	need for funds;

•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and

•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors, Hunt Keith and Mark N. Radford from inception (March 30, 2011) to   December 31, 2013 .

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

George Critz	2011	$-0-	-0-	-0-	$-0-	-0-
	2012	$-0-	-0-	-0-	$-0-	-0-
	2013	$-0-	-0-	-0-	$-0-	-0-
Hunt Keith	2011	$-0-	-0-	-0-	$1,877	-0-
President, CEO, Director	2012	$-0-	-0-	-0-	-0-	-0-
	2013	$-0-	-0-	-0-	$-0-	-0-
Mark N. Radford	2011	$-0-	-0-	-0-	$15,952	-0-
Vice President and Director	2012	$-0-	-0-	-0-	-0-	-0-
	2013	$-0-	-0-	-0-	$-0-	-0-

Mr. Keith and Mr. Radford have not received any monetary compensation or salary since the inception of the Company. Mr. Keith and Mr. Radford have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Mr. Keith received 240,000 shares in exchange for $24 cash and services, service expense of $1,877 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price. The Company sold 2, 040 ,000 shares to Mr. Radford through Ashland Global Corp. in exchange for proceeds of $204, service expense of $15,952 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to American Critter College, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

American Critter College did not grant any stock options to the executive officer during the most recent fiscal period ended  December 31, 2013. American Critter College has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Keith has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Vstock Transfer.

REPORTS TO SECURITY HOLDERS

American Critter College, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

AMERICAN CRITTER COLLEGE INC.
FINANCIAL STATEMENTS

BALANCE SHEETS AS OF DECEMBER 31, 2013 AND MARCH 31, 2013	F-12

STATEMENT OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 2013	F-13

STATEMENT OF CASH FLOWS FOR THE NINE MOTNHS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 2013	F-14

NOTES TO FINANCIAL STATEMENTS	F-15 - F-19

Bongiovanni & Associates,CPA’s

FL Office 7951 SW 6th St., Suite. 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-892-8733 Fax: 704-892-6487

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of American Critter College , Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of American Critter College, Inc. as of March 31, 2013 and 2012 and the related statements of operations, changes in stockholders’ equity , and cash flows for the years ended March 31, 2013 and 2012 and for the period from inception ( March 30, 2011 ) through March 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements , assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Critter College, Inc. as of March 31, 2013 and 2012, and the results of its operations, changes in stockholders’ equity and cash flows for the years ended March 31, 2013 and 2012 and for the period from inception (March 30, 2011) through March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital and recurring net losses , which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/ Bongiovanni & Associates, CPA’s/
Bongiovanni & Associates, CPA’s
Certified Public Accountants
Cornelius, North Carolina
The United States of America
June 27, 2013

www.ba-cpa.net

American Critter College Inc
(A Development Stage Company)
Balance Sheets

		(RESTATED)
	March 31, 2013	March 31, 2012

ASSETS

Current Assets
Cash	$9,129	$11,400
Total Current Assets	9,129	11,400

TOTAL ASSETS	$9,129	$11,400

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Officer Advances	$-	$-

Total Current Liabilities	-	-

Total Liabilities	-	-

Stockholders' Equity
Preferred stock ($0.0001 par value; 10,000,000 authorized
no shares issued and outstanding at March 31, 2013 and March 31, 2012)	-	-
Common stock, ($0.0001 par value, 100,000,000 shares
authorized; 11,203,085 shares issued and outstanding as of March 31, 2013 and
10,926,267 shares issued and outstanding as of March 31, 2012)	1,120	1,093
Additional paid-in capital	87,608	85,443
Deficit accumulated during development stage	(79,599)	(75,136)
Total Stockholders' Equity	9,129	11,400

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$9,129	$11,400

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

American Critter College Inc.
(A Development Stage Company)
Statements of Operations

			(RESTATED)
	For the year ended	(RESTATED) For the year ended	Cumulative from March 30, 2011 (Inception) through
	March 31, 2013	March 31, 2012	March 31, 2013

Revenues	$-	$-	$-
Revenues
Total Revenues	-	-	-

Operating Costs
Administrative Expenses	3,463	64	3,527
Stock issued for servcies	-	75,072	75,072
Taxes and Licenses	1,000	-	1,000
Total Operating Costs	4,463	75,136	79,599

Net Income (Loss)	$(4,463)	$(75,136)	$(79,599)

Basic and Diluted (Loss) per Common Share	*	*	*

Weighted average number of common shares outstanding- basic and diluted	11,171,812	6,420,567	8,786,467

*=less than $0.01

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

American  Critter College Inc
(A Development Stage Company)
Statement  of Stockholders' Equity
(RESTATED)

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

Balances, March 30, 2011 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash ans services	10,926,267	1,093	85,443	-	86,536

Net loss	-	-	-	(75,136)	(75,136)

Balances, March 31, 2012	10,926,267	$1,093	$85,443	$(75,136)	$11,400

Common stock issued for cash	276,818	28	2,164	-	2,192

Net loss	-	-	-	(4,463)	(4,463)

Balances, March 31, 2013	11,203,085	$1,120	$87,608	$(79,599)	$9,129

The Report of Independent  Registered  Public Accounting  Firm and accompanying notes are an integral part of these financial statements

American Critter College Inc
(A Development Stage Company)
Statements of Cash Flow

			(RESTATED)
	For the year ended	(RESTATED) For the year ended	Cumulative from March 30, 2011 (Inception) through
	March 31, 2013	March 31, 2012	March 31, 2013
CASH FLOW S FROM OPERATING ACTIVITIES

Net (loss)	$(4,463)	$(75,136)	$(79,599)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock issued for services	-	75,072	75,072
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-	-

Net cash provided by (used in) operating activities	(4,463)	(64)	(4,527)

CASH FLOW S FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock	2,192	11,464	13,656

Net cash provided by (used in) financing activities	2,192	11,464	13,656

Net increase (decrease) in cash	(2,271)	11,400	9,129

Cash at beginning of period	11,400	-	-

Cash at end of period	$9,129	$11,400	$9,129

Supplemental Disclosures of Cash Flow Information: Cash Paid For:
Interest	-	-	-
Income Taxes	-	-	-

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

American Critter College, Inc.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
March 31, 2013

1. NATURE OF OPERATIONS

American Critter College, Inc (“The Company”) was incorporated in the State of Delaware on March 30, 2011 to engage in the creation and development of an online service primarily to help real estate investors more effectively manage their properties and potential buyers. The Company is in the development stage with no revenues and a limited operating history.

2. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 79,599 since its inception and requires capital for its contemplated operation and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is March 31.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition
The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Development Stage Company
The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as a development stage enterprise.

Fair Value for Financial Assets and Financial Liabilities
The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10 -35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels . The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2013, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended March 31, 2013 .

Income Taxes
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At March 31, 2013 and   2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements
The Company has reviewed all recently issued, but not yet effective, accounting pronouncements up to ASU 2013-07, and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4.   DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of March 31, 2013 and to date has had no significant operations.   Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

5. RELATED PARTY TRANSACTIONS

The President of the Company provides office premises to the Company for no compensation. The effect of this on the financial statements taken as a whole is immaterial.

6. STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 common shares at par value of $.0001and is authorized to issue 10,000,000 preferred shares at par value of $.0001.

During the year ended March 31, 2012, the Company issued 10,926,267 common shares for proceeds of $11,464. Service expense of $75,072 was recognized due to the fair value of 9,600,000 shares in excess of the $0.0001 per share purchase price

During the year ended March 31, 2013, the Company issued 276,818 common shares for proceeds of $2,192.

At March 31, 2013 there are total of 11,203,085 common shares the Company issued and outstanding.

7. INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through March 31, 2013.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of March 31, 2013and 2012 is as follows, respectively:

	2013	2012

Total Deferred Tax Asset	$(1,539)	$(22)
Valuation Allowance	1,539	22
Net Deferred Tax Asset	$-	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended March 31, 2013 and 2012 is as follows:

	2013	2012
Income tax computed at the federal statutory rate	34.0%	34.0%
State income tax, net of federal tax benefit	0.0%	0.0%
Total	34.0%	34.0%
Valuation allowance	-34.0%	-34.0%
Total deferred tax asset	0.0%	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.   The valuation allowance increased by approximately $1,517 and $22 in the years ended March 31, 2013 and 2012, respectively.

As of March 31, 2013, the Company had a federal and state net operating loss carry forward in the amount of approximately $4,527 which expires in the year 2033.

8. SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended March 31, 2013 and 2012 is summarized as follows:

Cash paid during the years ended March 31, 2013 and 2012 for interest and income taxes:

	2013	2012
Interest	$-	$-
Taxes	$-	$-

9. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events , the Company has evaluated subsequent events through June 27, 2013, the date of issuance of these audited financial statements. There were no significant subsequent events through June 27, 2013.

10. RESTATEMENTS OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended March 31, 2012.   Specifically, during the year ended March 31, 2012, the company sold 9,600,000 shares of its common stock in exchange for proceeds of $960. Service expense of $75,072 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price. As a result, on the statements of operations, stock issued for services expense was increased from $0 to $75,072.

The following table sets forth all the accounts in the original amounts and restated amounts, respectively.

As of March 31, 2012
	Original	Restated
Additional paid-in capital	10,371	85,443
Deficit accumulated during development stage	(64)	(75,136)

For the year ended March 31, 2012

Stock issued for servcies	-	75,072
Net (loss)	(64)	(75,136)

American Critter College Inc
(A Development Stage Company)
Balance Sheets

	As of December 31,	As of March 31,
	2013	2013
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$4,912	$9,129
Other current assets	-	-

Total Current Assets	4,912	9,129

TOTAL ASSETS	$4,912	$9,129

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Officer advances	$-	$-

Total Current Liabilities	-	-

Total Liabilities	-	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized; no shares issued and outstanding)	-	-
Common stock, ($0.0001 par value, 100,000,000 shares authorized; 11,203,085 shares issued and outstanding, respectively)	1,120	1,120
Additional paid-in capital	87,608	87,608
Deficit accumulated during the development stage	(83,816)	(79,599)

Total Stockholders' Equity (Deficit)	4,912	9,129

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$4,912	$9,129

The accompanying notes are an integral part of these financial statements.

American Critter College Inc
(A Development Stage Company)
Statements of Operations
(unaudited)

	For the Three				For the nine				Cumulative from
	Months Period				Months Period				March 30, 2011
	ended				ended				(inception) to
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012		December 31, 2013

Revenues
Revenues		$-		$-		$-		$-	$-

Total Revenues

Operating Costs
Administrative Expenses		162		-		4,217		2,514	7,744
Stock issued for services									75,072
Taxes and Licenses		-		-		-		-	1,000

Total Operating Costs		162		-		4,217		2,514	83,816

Net Income (Loss)		$(162)		$-		$(4,217)		$(2,514)	$(83,816)

Basic earnings per share	$	*	$	*	$	*	$	*	$ *	*

Weighted average number of common shares outstanding		11,203,085		11,203,085		11,203,085		11,161,578	9,445,762

*--Less than 0.01

The accompanying notes are an integral part of these financial statements.

American Critter College
(A Development Stage Company)
Statements of Cash Flow

	For the Nine		Cumulative from
	Months Period		March 30, 2011
	ended		(inception) to
	December 31, 2013	December 31, 2012	December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(4,217)	$(2,514)	$(83,816)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock issued for services	-	-	75,072

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-	-

Net cash provided by (used in) operating activities	(4,217)	(2,514)	(8,744)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances	-	-	-
Proceeds from issuance of common stock	-	2,192	13,656

Net cash provided by (used in) financing activities	-	2,192	13,656

Net increase (decrease) in cash	(4,217)	(322)	4,912

Cash at beginning of period	9,129	11,400	0

Cash at end of period	$4,912	$11,078	$4,912

Supplemental Disclosures of Cash Flow Information:
Cash Paid For:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

American Critter College, Inc.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
December 31, 2013

1. NATURE OF OPERATIONS

American Critter College, Inc (“The Company”) was incorporated in the State of Delaware on March 30, 2011 to engage in the creation and development of a pet training service.   The Company is in the development stage with no revenues and a limited operating history.

2. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.   The Company has incurred cumulative net losses of $83,816 since its inception and requires capital for its contemplated operation and marketing activities to take place.   The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.   The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is March 31.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition
The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.   The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.   The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(v)	persuasive evidence of an arrangement exists,
(vi)	the services have been rendered and all required milestones achieved,
(vii)	the sales price is fixed or determinable, and
(viii)	collectability is reasonably assured.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Development Stage Company
The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as a development stage enterprise.

Fair Value for Financial Assets and Financial Liabilities
The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.   Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.   The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.   The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2013, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the nine month ended December 31, 2013.

Income Taxes
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2013and 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements
The Company has reviewed all recently issued, but not yet effective, accounting pronouncements up to ASU 2013-07, and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4.   DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of December 31, 2013 and to date has had no significant operations.   Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

5 . RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

6. STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 common shares at par value of $.0001and is authorized to issue 10,000,000 preferred shares at par value of $.0001.

During the nine months ended December 31, 2013, the Company did not issue any stock.

At December 31, 2013 there are total of 11,203,085common shares the Company issued and outstanding.

7. INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through December 31, 2013.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset , calculated using federal and state effective tax rates, as of December 31, 2013and 2012 is as follows, respectively:

	2013	2012

Total Deferred Tax Asset	$(2,973)	$(876)
Valuation Allowance	2,973	876

Net Deferred Tax Asset	$-	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception throughDecember31, 2013 and 2012 is as follows:

	2013	2012
Income tax computed at the federal statutory rate	34.0%	34.0%
State income tax, net of federal tax benefit	0.0%	0.0%
Total	34.0%	34.0%
Valuation allowance	-34.0%	-34.0%
Total deferred tax asset	0.0%	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.   The valuation allowance increased by approximately $1,433 and $854for the nine months ended December 31, 2013 and 2012, respectively.

As of December 31, 2013, the Company had a federal and state net operating loss carry forward in the amount of approximately $8,744 which expires in the year 2033.

8. SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the nine months ended December 31, 2013 and 2012 is summarized as follows:

Cash paid during the nine months ended December 31, 2013 and 2012 for interest and income taxes:

	2013	2012

Interest	$-	$-
Taxes	$-	$-

Prospectus
_______________________

American Critter College, Inc.
271 Serenity Place
Newport, Virginia 24128
540-641-0159 telephone

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$17.92
Copying	300.00
Legal fees and expenses	0.00
Accounting fees and expenses	3,500.00
Total	$3,817,92

Item 14.   Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Delaware Statutes and our Bylaws.

Under the governing Delaware statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct .

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.   Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

We issued 9,600,000 shares to various insiders, consultants, and service providers at par value. Additionally, 1,603,085 shares were issued to various persons for consideration totaling $12,694 in reliance on the exemption under Rule 506 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All investors received a Private Placement Memorandum dated November 1, 2011. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

Shareholder Name	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Kathryn Ann Layton (1)	60,000	0
Alex Ray Layton (1)	60,000	0
Stephanie Ray Layton	60,000	0
Brendan James Layton	60,000	0
David Ross Walker	60,000	0
Melody Keith	60,000	0
Melanie Radford	60,000	0
Andrew Radford	60,000	0
Catharine Radford	60,000	0
Brittany Radford (2)	60,000	0
Alexander Radford (2)	60,000	0
Amanda Staley	60,000	0
Daniel Fraser	120,000	0
Darice Fraser	120,000	0
Jill Rowe Polhemus	60,000	0
Jonathan R. Rowe	60,000	0
Hannah Coulter	126,267	0
Chris Fraser	120,000	0
Coleen Craig (3)	10,000	0
Carl Craig (3)	10,000	0
Nathan Critz (4)	10,000	0
Jennifer Critz (4)	10,000	0
Rochelle Kempf	176,768	0
Michael Olsson (5)	5,000	0
Teresa Olsson (5)	5,000	0
Dave Temple	5,050	0
Kotaya Griffin	5,000	0
Teresa Garvin (7)	5,000	0
Stephen Keller Jr.	5,000	0
Dianne Keller (6)	5,000	0
Forrest Garvin (7)	5,000	0
J. Stephen Keller (6)	5,000	0
John Lewis (8)	5,000	0
Paige Lewis (8)	5,000	0
George Critz III (9)	5,000	0
Ashland Global (10)	2,040,000	0
Sternberger Holden, LLC (11)	720,000	0
Cobblestone Group (12)	480,000	0
Robert Fraser	720,000	0
HR King (13)	720,000	0
Sagacity Investments, LLC (14)	720,000	0
Hunt Keith (15)	240,000	0
Winchester Investments (16)	1,080,000	0
Dayna Critz (9)	2,880,000	0
TOTAL	11,203,085	0

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Specimen Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Bongiovanni and Associates

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17.Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to   if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of   Newport, VA, on   March 19, 2014.

American Critter College, Inc.

By:	/s/ Hunt Keith
Hunt Keith
President and Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Hunt Keith	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	March 19, 2014.
Hunt Keith

/s/ Mark Radford	Vice President and Secretary	March 19, 2014.
Mark Radford

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

AMERICAN CRITTER COLLEGE, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

3.1	Certificate of Incorporation	Previously Filed

3.2	By-Laws	Previously Filed

4.1	Stock Certificate Specimen	Previously Filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Filed herewith

23.1	Consent of Bongiovanni and Associates	Filed herewith